                                                                  EXECUTION COPY


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                             AGREEMENT OF MERGER AND


                             PLAN OF REORGANIZATION

                                      among

                         LIONS GATE INVESTMENT LIMITED,

                           DOBI ACQUISITION CORP. and

                           DOBI MEDICAL SYSTEMS, INC.





                                December 8, 2003




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

                                TABLE OF CONTENTS

                                                                                                               Page

1.       The Merger...............................................................................................2

         1.1      Merger..........................................................................................2
         1.2      Effective Time..................................................................................2
         1.3      Certificate of Incorporation, By-laws, Directors and Officers...................................2
         1.4      Assets and Liabilities..........................................................................2
         1.5      Manner and Basis of Converting Shares...........................................................3
         1.6      Surrender and Exchange of Certificates..........................................................4
         1.7      Stock Options and Warrants......................................................................4
         1.8      Unconverted Series 1 Notes......................................................................6
         1.9      Parent Common Stock.............................................................................6
         1.10     Further Assurances..............................................................................6

2.       Representations and Warranties of the Company............................................................7

         2.1      Organization, Standing, Etc.....................................................................7
         2.2      Qualification...................................................................................7
         2.3      Capitalization of Company.......................................................................7
         2.4      Indebtedness....................................................................................8
         2.5      Company Stockholders............................................................................8
         2.6      Corporate Acts and Proceedings..................................................................8
         2.7      Compliance with Laws and Instruments............................................................8
         2.8      Binding Obligations.............................................................................9
         2.9      Broker's and Finder's Fees......................................................................9
         2.10     Financial Statements............................................................................9
         2.11     Absence of Undisclosed Liabilities..............................................................9
         2.12     Changes.........................................................................................9
         2.13     Schedule of Assets and Contracts...............................................................10
         2.14     Employees......................................................................................12
         2.15     Tax Returns and Audits.........................................................................12
         2.16     Patents and Other Intangible Assets............................................................12
         2.17     Employee Benefit Plans; ERISA..................................................................13
         2.19     Insurance Coverage.............................................................................14
         2.20      Litigation....................................................................................14
         2.21     Licenses.......................................................................................14
         2.22     Interested Party Transactions..................................................................14
         2.23     Hazardous Waste................................................................................14
         2.24     Customers, Suppliers and Independent Contractors...............................................14
         2.25     Questionable Payments..........................................................................14
         2.26     Obligations to or by Stockholders..............................................................15
         2.27     Disclosure.....................................................................................15

3.       Representations and Warranties of Parent and Acquisition Corp...........................................15

         3.1      Organization and Standing......................................................................15


                                       i

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         3.2      Corporate Authority............................................................................15
         3.3      Broker's and Finder's Fees.....................................................................16
         3.4      Capitalization of Parent.......................................................................16
         3.5      Indebtedness...................................................................................16
         3.6      Acquisition Corp...............................................................................16
         3.7      Validity of Shares.............................................................................16
         3.8      SEC Reporting and Compliance...................................................................17
         3.9      Financial Statements...........................................................................17
         3.10     Governmental Consents..........................................................................18
         3.11     Compliance with Laws and Other Instruments.....................................................18
         3.12     Binding Obligations............................................................................18
         3.13     No General Solicitation........................................................................18
         3.14     Absence of Undisclosed Liabilities.............................................................19
         3.15     Changes........................................................................................19
         3.16     Tax Returns and Audits.........................................................................20
         3.17     Employee Benefit Plans; ERISA..................................................................20
         3.18     Litigation.....................................................................................21
         3.19     Interested Party Transactions..................................................................21
         3.20     Questionable Payments..........................................................................21
         3.21     Obligations to or by Stockholders..............................................................21
         3.22     Disclosure.....................................................................................21

4.       Additional Representations, Warranties and Covenants of the Stockholders................................21

5.       Additional Agreements...................................................................................22

         5.1      Access and Information.........................................................................22
         5.2      Additional Agreements..........................................................................23
         5.3      Publicity......................................................................................23
         5.4      Appointment of Directors.......................................................................23
         5.5      Parent Name Change and Exchange Listing........................................................23
         5.6      Registration Rights Agreement..................................................................23
         5.7      Strategic Consulting Agreement.................................................................24
         5.8      Investor Relations Agreement...................................................................24
         5.9      Lock-Up Letters................................................................................24
         5.10     Stock Incentive Plan...........................................................................24
         5.11     Private Placement of Parent Common Stock.......................................................24
         5.12     Conversion of Class A Preferred Stock, Series 1 Notes and Series 2 Notes.......................24
         5.13     Approval of Certain Expenditures...............................................................25

6.       Closing; Deliveries.....................................................................................25

         6.1      Closing; Effective Date........................................................................25
         6.2      Closing Deliveries of the Company..............................................................25
         6.3      Deliveries of Parent and Acquisition Corp......................................................27



                                       ii


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7.       Non-Survival of Representations and Warranties..........................................................29

8.       Amendment of Agreement..................................................................................29

9.       Definitions.............................................................................................29

10.      Miscellaneous...........................................................................................33

         10.1     Notices........................................................................................33
         10.2     Entire Agreement...............................................................................33
         10.3     Expenses.......................................................................................33
         10.4     Time...........................................................................................34
         10.5     Severability...................................................................................34
         10.6     Successors and Assigns.........................................................................34
         10.7     No Third Parties Benefited.....................................................................34
         10.8     Counterparts...................................................................................34
         10.9     Recitals, Schedules and Exhibits...............................................................34
         10.10    Section Headings and Gender....................................................................34
         10.11    Governing Law..................................................................................34


                                      iii

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                    LIST OF EXHIBITS AND DISCLOSURE SCHEDULES


Exhibits

A                 Certificate of Merger
B                 Certificate of Incorporation of the Company
C                 By-laws of the Company
D                 Directors and Officers of the Surviving Corporation and Parent
E                 Letter of Transmittal
F                 Registration Rights Agreement
G                 Strategic Consulting Agreement with Verus
H                 Investor Relations Agreement with Strategic Initiatives, Inc.
I                 Form of Lock-Up Letter
J                 Form of Opinion of Company's Counsel
K                 Form of Opinion of Parent's Counsel
L                 Form of Releases of Smith and Ebert
M                 Indemnification Agreement

Company Disclosure Schedules

1.5               Holders of Parent Common Stock Post-Merger
1.7(a)            Treatment of Options
1.7(b)(i)         Treatment of Company Warrants
1.7(b)(ii)        Treatment of Series 1 Warrants
2.3               Capitalization of Company
2.5               Company Stockholders
2.7               Compliance with Laws
2.9               Company Broker's and Finder's Fees
2.10              Financial Statements
2.11              Undisclosed Liabilities
2.12              Changes/Indebtedness
2.13(a)           Schedule of Leased Real and Personal Property
2.13(b)           Material Agreements
2.13(c)           Schedule of Insurance
2.13(d)           Schedule of Patents and Other Intangible Assets
2.14              Employees
2.16              Ownership of Intellectual Property
2.17              Schedule of Employee Benefit Plans
2.20              Litigation
2.22              Interested Party Transactions
2.26              Obligations to or by Stockholders

Parent Disclosure Schedules

3.3               Parent Broker's and Finder's Fees
3.4               Capitalization of Parent


                                       iv


3.8               SEC Reporting
3.11              Compliance with Laws
3.19              Interested Party Transactions

                 AGREEMENT OF MERGER AND PLAN OF REORGANIZATION


     THIS AGREEMENT OF MERGER AND PLAN OF REORGANIZATION is made and entered into on December 8, 2003, by and among LIONS GATE INVESTMENT LIMITED, a Nevada corporation ("Parent"), DOBI ACQUISITION CORP., a Delaware corporation ("Acquisition Corp."), which is a wholly-owned subsidiary of Parent, and DOBI MEDICAL SYSTEMS, INC., a Delaware corporation (the "Company").


                              W I T N E S S E T H :

     WHEREAS, the Board of Directors of each of Acquisition Corp., Parent and the Company have each determined that it is fair to and in the best interests of their respective corporations and stockholders for Acquisition Corp. to be merged with and into the Company (the "Merger") upon the terms and subject to the conditions set forth herein;

     WHEREAS, the Board of Directors of Acquisition Corp. and the Board of Directors of the Company have approved the merger of Acquisition Corp. with and into the Company in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), and upon the terms and subject to the conditions set forth herein and in the Certificate of Merger (the "Certificate of Merger") attached as Exhibit A hereto; and the Board of Directors of Parent also has approved this Agreement and the Certificate of Merger;

     WHEREAS, the requisite Stockholders (as such term is defined in Section 9 hereof) have approved by written consent pursuant to Section 228 of the DGCL this Agreement and the Certificate of Merger and the transactions contemplated hereby and thereby, including the Merger, and Parent, as the sole stockholder of Acquisition Corp., has approved this Agreement, the Certificate of Merger and the transactions contemplated hereby and thereby, including the Merger;

     WHEREAS, simultaneously with the Closing (as such term is defined herein), Parent (as it will exist as of the closing of the Merger) is selling shares of its common stock, par value $.0001 per share ("Parent Common Stock"), and detachable warrants to purchase shares of Parent Common Stock ("Parent Warrants"), in the first of two tranches of a private placement to accredited investors (the "Private Placement"), pursuant to the terms of a Confidential Private Placement Memorandum, dated October 22, 2003, as supplemented by the First Supplement thereto, dated November 20, 2003 (the "Memorandum"), for the purpose of expanding the business of the Surviving Corporation following the Merger; and

     WHEREAS, in anticipation of the Merger and Private Placement, effective on December 8, 2003, the Company effected a 1.53846-for-1 reverse stock split as to all the outstanding shares of Company Common Stock (as such term is defined herein).

     NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:

     1. The Merger.

        1.1 Merger. Subject to the terms and conditions of this Agreement and the Certificate of Merger, Acquisition Corp. shall be merged with and into the Company in accordance with Section 251 of the DGCL. At the Effective Time (as hereinafter defined), the separate legal existence of Acquisition Corp. shall cease, and the Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware under the name "DOBI Medical Systems, Inc."

        1.2 Effective Time. The Merger shall become effective on the date and at the time the Certificate of Merger is filed with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL. The time at which the Merger shall become effective as aforesaid is referred to hereinafter as the "Effective Time," and the filing of the Certificate of Merger as set forth in the first sentence of this Section 1.2 shall occur concurrently with the release of the proceeds from the initial tranche of the Private Placement to the Company.

        1.3  Certificate of Incorporation, By-laws, Directors and Officers.

             (a) The Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, attached as Exhibit B hereto, shall be the Certificate of Incorporation of the Surviving Corporation from and after the Effective Time until further amended in accordance with applicable law.

             (b) The By-laws of the Company, as in effect immediately prior to the Effective Time, attached as Exhibit C hereto, shall be the By-laws of the Surviving Corporation from and after the Effective Time until amended in accordance with applicable law, the Certificate of Incorporation and such By-laws.

             (c) The directors, officers and key employees listed in Exhibit D hereto shall be the directors, officers and key employees of the Surviving Corporation, and each shall hold his respective office or offices from and after the Effective Time until his successor shall have been elected and shall have qualified in accordance with applicable law, or as otherwise provided in the Certificate of Incorporation or By-laws of the Surviving Corporation.

        1.4 Assets and Liabilities. At the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the constituent corporations; and all the rights, privileges, powers and franchises of each of the constituent corporations, and all property, real, personal and mixed, and all debts due to any of the constituent corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of the constituent corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectively the property of the Surviving Corporation as they were of the several and respective constituent corporations, and the title to any real estate vested by deed or otherwise in any of such constituent corporations shall not revert or be in any way impaired by the Merger; but all rights of creditors and all liens upon any property of any of the constituent corporations shall be preserved unimpaired, and all debts, liabilities and duties of the respective constituent corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

        1.5  Manner and Basis of Converting Shares.

             (a)  At the Effective Time:

                  (i) each share of common stock, par value $.01 per share, of Acquisition Corp. that shall be outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive ten (10) shares of common stock, par value $.001 per share, of the Surviving Corporation, so that at the Effective Time, Parent shall be the holder of all of the issued and outstanding shares of the Surviving Corporation;

                  (ii) (A) the shares of common stock, par value $.001 per share, of the Company (the "Company Common Stock"), and Class A 4% Redeemable Convertible Preferred Stock, par value $.001 per share, of the Company (the "Class A Preferred Stock"), which shares constitute all of the issued and outstanding shares of capital stock of the Company, and (B) the shares of Company Common Stock into which the Company's Series 1 Convertible 8% Promissory Notes (the "Series 1 Notes") and Series 2 Subordinated Convertible 12% Promissory Notes (the "Series 2 Notes") may be converted (the Company Common Stock, Class A Preferred Stock and the shares of Company Common Stock into which the Series 1 Notes and the Series 2 Notes may be converted being referred to herein collectively as the "Company Stock"), beneficially owned by the Stockholders listed in Schedule 2.5 (other than shares of Company Stock as to which appraisal rights are perfected pursuant to the applicable provisions of the DGCL and not withdrawn or otherwise forfeited), shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into the right to receive the number of shares of Parent Common Stock specified in Schedule 1.5 for each of the Stockholders; and

                  (iii) each share of Company Stock held in the treasury of the Company immediately prior to the Effective Time shall be cancelled in the Merger and cease to exist.

             (b) After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Stock that were outstanding immediately prior to the Effective Time.

             (c) At the Effective Time, all issued and outstanding shares of Class A Preferred Stock not theretofore converted into shares of Company Common Stock shall, without any action on the part of the holder of any shares of Class A Preferred Stock, be converted into that number of shares of Parent Common Stock that such holder would have been entitled to receive in the Merger had such holder converted its shares of Class A Preferred Stock into Company Common Stock prior to the Effective Time. Without limiting the generality of the foregoing, at or prior to the Effective Time, the Company shall (x) obtain the consent from the holders of a majority of the issued and outstanding shares of Class A Preferred Stock and Company Common Stock to the amendment of that portion of the Company's Certificate of Incorporation governing the rights and preferences of the Class A Preferred Stock to provide for the automatic conversion of all outstanding shares of Class A Preferred Stock directly into Parent Common Stock at the Effective Time, all in order to effectuate the transactions contemplated by this
Section 1.5(c).

        1.6 Surrender and Exchange of Certificates. Promptly after the Effective Time and upon (i) surrender of a certificate or certificates representing shares of Company Stock that were outstanding immediately prior to the Effective Time and (ii) delivery of a Letter of Transmittal (as described in Section 4 hereof), Parent shall issue to the record holder of the Company Stock surrendering such certificate or certificates and Letter of Transmittal, a certificate or certificates registered in the name of such Stockholder representing the number of shares of Parent Stock that such Stockholder shall be entitled to receive as set forth in Section 1.5(a)(ii) hereof. Until the certificate or certificates are surrendered together with the Letter of Transmittal as contemplated by this
Section 1.6 and Section 4 hereof, each certificate that immediately prior to the Effective Time represented any outstanding shares of Company Common Stock shall be deemed at and after the Effective Time to represent only the right to receive upon surrender as aforesaid the Parent Common Stock specified in Schedule 1.5 hereof for the holder thereof or to perfect any rights of appraisal which such holder may have pursuant to the applicable provisions of the DGCL.

        1.7  Stock Options and Warrants.

             (a) At the Effective Time, the terms of each outstanding employee stock option granted by the Company to purchase shares of Company Common Stock (a "Company Stock Option") under the 2000 Stock Incentive Plan of the Company (the "Company Incentive Plan"), whether vested or unvested, shall be amended by action of the Board of Directors of the Company to provide that, at the Effective Time, each Company Stock Option outstanding immediately prior to the Effective Time shall be deemed to constitute and shall become an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option, the same number of shares of Parent Common Stock (the "Parent Stock Options") as the holder of such Company Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such Company Stock Option in full immediately prior to the Effective Time, at a price per share of Parent Common Stock equal to (i) the aggregate exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Company Stock Option divided by (ii) the aggregate number of shares of Parent Common Stock deemed purchasable pursuant to such Company Stock Option; provided, however, that, after aggregating all the shares of a holder subject to Company Stock Options, any fractional share of Parent Common Stock resulting from such calculation for such holder shall be rounded up to the nearest whole share; and provided, further, that in the case of any stock option to which Section 421 of the Code applies by reason of its qualification under any of Sections 422 through 424 of the Code ("incentive stock options"), the option price, the number of shares purchasable pursuant to such option, and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424 of the Code. Schedule 1.7(a) attached hereto sets forth the name of each holder of Company Stock Options, the aggregate number of shares of Company Common Stock which each such person may purchase pursuant to his or her

Company Stock Options and the aggregate number of shares of Parent Common Stock which each such person may purchase pursuant to the operation of this Section 1.7(a). In connection with the implementation of this Section 1.7(a), prior to the Closing, the Board of Directors of the Company has, pursuant to authority granted to it under the Company Incentive Plan, adopted a resolution modifying the terms and conditions of the Company Stock Options to provide that, following the Effective Time, such options shall be exercisable for shares of Parent Common Stock, in accordance with the provisions of this Section 1.7(a). In furtherance of the foregoing, Parent agrees to assume at the Effective Time all the obligations of the Company under the Company Incentive Plan, including, without limitation, the outstanding Company Stock Options and the obligation to issue the number of shares of Parent Common Stock set forth on Schedule 1.7(a) upon the exercise of the Company Stock Options.

             (b) (i) At the Effective Time, pursuant to consents from the requisite percentage of holders thereof obtained by the Company prior to the Closing, all outstanding warrants issued by the Company to purchase shares of Company Common Stock which are not Series 1 Warrants (the "Company Warrants"), will either be exchanged for, converted into or amended to provide that, at the Effective Time, each Company Warrant so exchanged, converted or amended shall become, in each case, a warrant to acquire shares of Parent Common Stock on the same terms and conditions as warrants issued by the Company in the Private Placement, at a price equal to $1.54 per share of Parent Common Stock (the "Parent Warrants"). Schedule 1.7(b)(i) attached hereto sets forth the name of each holder of Company Warrants, the type of Company Warrant held by such holder, the aggregate number of shares of Company Common Stock which each such person may purchase pursuant to the exercise of his or her Company Warrants and the aggregate number of shares of Parent Common Stock which each such person may purchase upon exercise of Parent Warrants acquired upon such exchange, conversion or amendment. By its signature hereunder, Parent expressly assumes
(a) the obligation to deliver Parent Warrants at the Effective Time to the holders of Company Warrants who have exchanged their Company Warrants for Parent Warrants and (b) the obligation to issue Parent Common Stock to the holders of Parent Warrants, all in accordance with the provisions of this Section 1.7(b)(i).

                  (ii) Promptly following the Effective Time, the Company shall use its best efforts to ensure that each outstanding Series 1 Warrant issued by the Company to purchase shares of Company Common Stock outstanding immediately prior to the Effective Time shall be exchanged for a warrant to acquire that number of Parent Warrants which is equal to the same number of shares of Parent Common Stock as the holder of such Series 1 Warrant would have been entitled to receive pursuant to the Merger had such holder exercised such Series 1 Warrant in full immediately prior to the Effective Time. The Company represents and warrants that it has received, prior to the Effective Time, written consents from four holders of Series 1 Warrants to an exchange of such Series 1 Warrants for Parent Warrants. Schedule 1.7(b)(ii) attached hereto sets forth the name of each holder of Series 1 Warrants, the aggregate number of shares of Company Common Stock which each such person may purchase pursuant to the exercise of such Person's Series 1 Warrants and the aggregate number of shares of Parent Common Stock which each such Person may purchase upon exercise of Parent Warrants acquired upon such exchange. By its signature hereunder, Parent expressly assumes (a) the obligation to deliver Parent Warrants at the Effective Time to the holders of Series 1 Warrants who have exchanged their Series 1 Warrants for Parent Warrants and (b) the obligation to issue

Parent Common Stock to the holders of Parent Warrants, all in accordance with the provisions of this Section 1.7(b)(ii).

                  (iii) Without limiting the generality of the foregoing, the Company shall take all corporate actions as may be necessary and desirable in order to effectuate the transactions contemplated by this Section 1.7(b).

             (c) As soon as practicable after the Effective Time, Parent shall deliver to the holders of: (i) Company Stock Options appropriate notices setting forth such holders' rights pursuant to the Company Incentive Plan and the agreements evidencing the grants of such Company Stock Options and that such Company Stock Options and agreements shall be assumed by Parent and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 1.7 after giving effect to the Merger); and (ii) Company Warrants new warrant agreements and/or warrants evidencing such holders' rights to purchase shares of Parent Common Stock upon the exercise of the Parent Warrants.

             (d) Parent shall take all action necessary and appropriate, on or prior to the Effective Time, to authorize and reserve a number of shares of Parent Common Stock sufficient for issuance upon the exercise of Parent Stock Options and Parent Warrants following the Effective Time as contemplated by this
Section 1.7.

             (e) Other than the Company Stock Options and the Company Warrants, all options, warrants and rights to purchase Company Stock outstanding as of the Effective Date will be exercised or terminated prior to or effective upon the Effective Time, and neither Parent nor Acquisition Corp. shall assume or have any obligation with respect to such options, warrants or rights. 1.8 Unconverted Series 1 Notes. In the event that any holder of Series 1 Notes shall decline to convert such notes into Parent Common Stock at the Effective Time, then the Series 1 Notes shall remain outstanding debt obligations of the Surviving Corporation following the Closing.

        1.9 Parent Common Stock. Parent agrees that it will cause the Parent Common Stock into which the Company Stock is converted at the Effective Time pursuant to Section 1.5(a)(ii) to be available for such purpose. Parent further covenants that, immediately prior to the Effective Time, there will be 8,461,538 shares of Parent Common Stock issued and outstanding, not including the shares of Parent Common Stock to be issued in the Private Placement.

        1.10 Further Assurances. From time to time, from and after the Effective Time, as and when requested by Parent, Acquisition Corp. or their respective successors or assigns, the proper officers and directors of the Company as of the Effective Time shall, for and on behalf and in the name of the Company or otherwise, shall execute and deliver all such deeds, bills of sale, assignments and other instruments and shall take or cause to be taken such further actions as Parent, Acquisition Corp. or their respective successors or assigns may deem necessary or desirable in order to confirm or record or otherwise transfer to the Surviving Corporation title to and possession of all of the properties, rights, privileges, powers, franchises and immunities of the Company or otherwise to carry out fully the provisions and purposes of this Agreement and the Certificate of Merger.

     2. Representations and Warranties of the Company. The Company hereby represents and warrants to Parent and Acquisition Corp. that, except as set forth on the Company Disclosure Schedules attached hereto, the disclosure of which on any Schedule shall be deemed adequate disclosure with respect to any other Schedule:

        2.1 Organization, Standing, Etc. The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware, and has all requisite power and authority (corporate and other) to carry on its business, to own or lease its properties and assets, to enter into this Agreement and the Certificate of Merger and to carry out the terms hereof and thereof. Copies of the Certificate of Incorporation and By-laws of the Company that have been delivered to Parent and Acquisition Corp. prior to the execution of this Agreement are true and complete and have not since been amended or repealed. The Company has no subsidiaries or direct or indirect interest (by way of stock ownership or otherwise) in any firm, corporation, limited liability company, partnership, association or business.

        2.2 Qualification. The Company is duly qualified to conduct business as a foreign corporation and is in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification necessary, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the properties, assets, liabilities or results of operations of the Company taken as a whole ("Material Adverse Effect"). Schedule 2.2 sets forth a list of the jurisdictions in which the Company is so qualified to conduct business.

        2.3 Capitalization of Company. The authorized capital stock of the Company consists of 70,000,000 shares of Company Common Stock and 2,500,000 shares of Class A Preferred Stock, and the Company has no authority to issue any other capital stock. There are 25,524,467 shares of Company Common Stock issued and outstanding and 982,884 shares of Class A Preferred Stock issued and outstanding, and such shares are duly authorized, validly issued, fully paid and nonassessable, and none of such shares have been issued in violation of the preemptive rights of any person. After the conversion into shares of Company Common Stock of the outstanding shares of Class A Preferred Stock, the outstanding balance owed under the Series 2 Notes and substantially all of the indebtedness outstanding under the Series 1 Notes, and in the case of the Series 1 and Series 2 Notes, accrued interest as applicable, the Company has approximately 36,271,014 shares of Company Common Stock outstanding. As of the Effective Time, there is not more than $270,000 in aggregate principal amount of indebtedness, plus approximately $23,465 of accrued interest thereon, under the Series 1 Notes outstanding. Except as disclosed on Schedule 2.3, the offer, issuance and sale of such shares of Company Stock were (a) exempt from the registration requirements of the Securities Act, (b) registered or qualified (or were exempt from registration or qualification) under the registration or qualification requirements of all applicable state securities laws and (c) accomplished in conformity with all other applicable securities laws. Except as disclosed in Schedule 2.3, none of such shares of Company Stock are subject to a right of withdrawal or a right of rescission under any federal or state securities or blue sky law. Except as disclosed in Schedule 2.5, the Company has no outstanding options, rights or commitments to issue Company Stock or other Equity Securities of the Company, and there are no outstanding securities convertible or exercisable into or exchangeable for Company Stock or other Equity Securities of the Company. The Company has received written waivers executed by each of the holders of Class A Preferred Stock providing for the waiver of payment of any and all accrued but unpaid dividends under the terms of the Class A Preferred Stock.

        2.4 Indebtedness. The Company has no Indebtedness for Borrowed Money, except as disclosed on the Balance Sheet and Schedule 2.12.

        2.5 Company Stockholders. Schedule 2.5 hereto contains a true and complete list of the names and addresses of the record owner of all of the outstanding Company Stock and other Equity Securities of the Company, together with the number and percentage of securities held. To the best knowledge of the Company, except as described in Schedule 2.5, there is no voting trust, agreement or arrangement among any of the beneficial holders of Company Stock affecting the nomination or election of directors or the exercise of the voting rights of Company Stock.

        2.6 Corporate Acts and Proceedings. The execution, delivery and performance of this Agreement and the Certificate of Merger (together, the "Merger Documents") have been duly authorized by the Board of Directors of the Company and have been approved by the requisite vote of the Stockholders, and all of the corporate acts and other proceedings required for the due and valid authorization, execution, delivery and performance of the Merger Documents and the consummation of the Merger have been validly and appropriately taken, except for the filing referred to in Section 1.2.

        2.7 Compliance with Laws and Instruments. The execution, delivery and performance by the Company of the Merger Documents and the consummation by the Company of the transactions contemplated by this Agreement: (a) will not require any authorization, consent or approval of, or filing or registration with, any court or governmental agency or instrumentality, except such as shall have been obtained prior to the Closing or as set forth in Schedule 2.7, (b) will not cause the Company to violate or contravene (i) any provision of law, (ii) any rule or regulation of any agency or government, (iii) any order, judgment or decree of any court, or (iv) any provision of the Certificate of Incorporation or By-laws of the Company, (c) will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time, or both) a default under, any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other contract, agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound or affected, except where any such violation, conflict, breach or default could not reasonably be expected to have a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien upon any property or asset of the Company. The Company is not in violation of, or (with or without notice or lapse of time, or both) in default under, any term or provision of its Certificate of Incorporation or By-laws or any indenture, loan or credit agreement, deed of trust, mortgage, security agreement, except as could not reasonably be expected to have a Material Adverse Effect, or any other material agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound or affected.

        2.8 Binding Obligations. The Merger Documents constitute the legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their respective terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

        2.9 Broker's and Finder's Fees. No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Company, Parent, Acquisition Corp. or any Stockholder for any commission, fee or other compensation as a finder or broker, or in any similar capacity, except as disclosed in Schedule 2.9 hereto.

        2.10 Financial Statements. Attached hereto as Schedule 2.10 are (a) the Company's audited balance sheet (the "Balance Sheet") as of December 31, 2002 (the "Balance Sheet Date") and 2001, and the audited statements of operations, members' (deficit) equity and cash flows for the years ended December 31, 2002 and 2001 and for the period from September 7, 1999 (inception) to December 31, 2002, together with the related independent auditors report of Ernst & Young LLP and (b) the Company's unaudited balance sheets for the nine months ended September 30, 2003 and September 30, 2002 and the unaudited statements of operations, shareholders' (deficit) equity and cash flows for the nine months ended September 30, 2003 and September 30, 2002. Such financial statements (i) are in accordance with the books and records of the Company, (ii) present fairly in all material respects the financial condition of the Company at the dates therein specified and the results of its operations and changes in financial position for the periods therein specified and (iii) have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a basis consistent with prior accounting periods.

        2.11 Absence of Undisclosed Liabilities. The Company has no material obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due), arising out of any transaction entered into at or prior to the Closing, except (a) as disclosed in Schedule 2.11 and/or
Schedule 2.12 hereto, (b) to the extent set forth on or reserved against in the Balance Sheet or the Notes to the Financial Statements, (c) current liabilities incurred and obligations under agreements entered into in the usual and ordinary course of business since the Balance Sheet Date, none of which (individually or in the aggregate) materially and adversely affects the Condition of the Company, and (d) by the specific terms of any written agreement, document or arrangement identified in the Schedules hereto.

        2.12 Changes. Since the Balance Sheet Date, except as disclosed in
Schedule 2.12 hereto, the Company has not (a) incurred any debts, obligations or liabilities, absolute, accrued, or to the Company's knowledge, contingent, whether due or to become due, except for fees, expenses and liabilities incurred in connection with the Private Placement, the Merger and related transactions, and current liabilities incurred in the usual and ordinary course of business,
(b) discharged or satisfied any Liens other than those securing, or paid any obligation or liability other than, current liabilities shown on the Balance Sheet and current liabilities incurred since the Balance Sheet Date, in each case in the usual and ordinary course of business, (c) mortgaged, pledged or subjected to Lien any of its assets, tangible or intangible, other than in the usual and ordinary course of business, (d) sold, transferred or leased any of its assets, except in the usual and ordinary course of business, (e) cancelled or compromised any debt or claim, or waived or released any right, of material value, (f) suffered any physical damage, destruction or loss (whether or not covered by insurance) which could reasonably be expected to have a Material Adverse Effect, (g) entered into any transaction other than in the usual and ordinary course of business, (h) encountered any labor union difficulties, (i) made or granted any wage or salary increase or made any increase in the amounts payable under any profit sharing, bonus, deferred compensation, severance pay, insurance, pension, retirement or other employee benefit plan, agreement or arrangement, other than in the ordinary course of business consistent with past practice, or entered into any employment agreement, (j) issued or sold any shares of capital stock, bonds, notes, debentures or other securities or granted any options (including employee stock options), warrants or other rights with respect thereto, (k) declared or paid any dividends on or made any other distributions with respect to, or purchased or redeemed, any of its outstanding capital stock, (l) suffered or experienced any change in, or condition affecting, the financial condition of the Company other than changes, events or conditions in the usual and ordinary course of its business, none of which (either by itself or in conjunction with all such other changes, events and conditions) could reasonably be expected to have a Material Adverse Effect, (m) made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted, (n) made or permitted any amendment or termination of any material contract, agreement or license to which it is a party, (o) suffered any material loss not reflected in the Balance Sheet or its statement of income for the year ended on the Balance Sheet Date, (p) paid, or made any accrual or arrangement for payment of, bonuses or special compensation of any kind or any severance or termination pay to any present or former officer, director, employee, stockholder or consultant, (q) made or agreed to make any charitable contributions or incurred any non-business expenses in excess of $5,000 in the aggregate, or (r) entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

        2.13 Schedule of Assets and Contracts. Attached hereto as Schedules 2.13(a) through 2.13(d) are various schedules listing assets and contracts of the Company, as described herein.

             (a) Schedule 2.13(a) contains a true and complete list of all real property leased by the Company, including a brief description of each item thereof and of the nature of the Company's interest therein, and of all tangible personal property owned or leased by the Company having a cost or fair market value of greater than $10,000, including a brief description of each item and of the nature of the interest of the Company therein. All the property listed in
Schedule 2.13(a) as being leased by the Company is held by the Company under valid and enforceable leases having the rental terms, termination dates and renewal and purchase options described in Schedule 2.13(a); and, to the Company's knowledge, there is not, under any such lease, any existing default or event of default or event which with notice or lapse of time, or both, would constitute a default by the Company, and the Company has not received any notice or claim of any such default. The Company does not own any real property.

             (b) Except as expressly set forth in this Agreement, the Balance Sheet or the notes thereto, or as disclosed in Schedule 2.13(b) hereto, the Company is not a party to any written or oral agreement not made in the ordinary course of business that is material to the Company. Except as disclosed in
Schedule 2.13(b) hereto, the Company is not a party to any written or oral (a) agreement with any labor union, (b) agreement for the purchase of fixed assets or for the purchase of materials, supplies or equipment in excess of normal operating requirements, (c) agreement for the employment of any officer, individual employee or other Person on a full-time basis or any agreement with any Person for consulting services, (d) bonus, pension, profit sharing, retirement, stock purchase, stock option, deferred compensation, medical, hospitalization or life insurance or similar plan, contract or understanding with respect to any or all of the employees of the Company or any other Person,
(e) indenture, loan or credit agreement, note agreement, deed of trust, mortgage, security agreement, promissory note or other agreement or instrument relating to or evidencing Indebtedness for Borrowed Money or subjecting any asset or property of the Company to any Lien or evidencing any Indebtedness, (f) guaranty of any Indebtedness, (g) other than as set forth in Schedule 2.13(a) hereto, lease or agreement under which the Company is lessee of or holds or operates any property, real or personal, owned by any other Person under which payments to such Person exceed $20,000 per year or with an unexpired term (including any period covered by an option to renew exercisable by any other party) of more than 60 days, (h) lease or agreement under which the Company is lessor or permits any Person to hold or operate any property, real or personal, owned or controlled by the Company, (i) agreement granting any preemptive right, right of first refusal or similar right to any Person, (j) agreement or arrangement with any Affiliate or any "associate" (as such term is defined in Rule 405 under the Securities Act) of the Company or any present or former officer, director or stockholder of the Company, (k) agreement obligating the Company to pay any royalty or similar charge for the use or exploitation of any tangible or intangible property, (1) covenant not to compete or other restriction on its ability to conduct a business or engage in any other activity, (m) distributor, dealer, manufacturer's representative, sales agency, franchise or advertising contract or commitment, (n) agreement to register securities under the Securities Act, (o) collective bargaining agreement, or (p) agreement or other commitment or arrangement with any Person continuing for a period of more than three months from the Closing Date which involves an expenditure or receipt by the Company in excess of $20,000. Except as disclosed in Schedule 2.13(b), none of the agreements, contracts, leases, instruments or other documents or arrangements listed in Schedules 2.13(a) through 2.13(d) requires the consent of any of the parties thereto other than the Company to permit the contract, agreement, lease, instrument or other document or arrangement to remain effective following consummation of the Merger and the transactions contemplated hereby.

             (c) Schedule 2.13(c) contains a true and complete list and description of all insurance policies and insurance coverage with respect to the Company, its business, premises, properties, assets, employees and agents including, without limitation, fire and casualty insurance, property and liability insurance, product liability insurance, life insurance, medical and hospital insurance and workers' compensation insurance.

             (d) Schedule 2.13(d) contains a true and complete list of all patents, patent applications, trade names, trademarks, trademark registrations and applications, copyrights, copyright registrations and applications, and grants of licenses, both domestic and foreign, presently owned, possessed, used or held by the Company; and, except as set forth in Schedule 2.16, the Company owns the entire right, title and interest in and to the same, free and clear of all Liens and restrictions. Schedule 2.13(d) also contains a true and complete list of all licenses granted to or by the Company with respect to the foregoing. Except as disclosed in Schedule 2.13(d), none of the Company's patents, patent applications, trade names, trademarks, trademark registrations and applications, copyrights, copyright registrations and applications and grants of licenses set forth in Schedule 2.13(d) are subject to any pending or, to the knowledge of the Company, threatened challenge. Neither the execution nor delivery of the Merger Documents, nor the consummation of the transactions contemplated thereby will give any licensor or licensee of the Company any right to change the terms or provisions of, terminate or cancel, any license to which the Company is a party.

             (e) The Company has furnished to Parent and Acquisition Corp. true and complete copies of all agreements and other documents and a description of all applicable oral agreements disclosed or referred to in Schedules 2.13(a) through 2.13(d), as well as any additional agreements or documents, requested by Parent or Acquisition Corp. The Company has in all material respects performed all obligations required to be performed by it to date and is not in default in any respect under any of the contracts, agreements, leases, documents, commitments or other arrangements to which it is a party or by which it or any of its property is otherwise bound or affected. To the best knowledge of the Company, all parties having material contractual arrangements with the Company are in substantial compliance therewith and none are in material default thereunder. The Company does not have outstanding any power of attorney.

        2.14 Employees. The Company has complied in all material respects with all laws relating to the employment of labor, and the Company has encountered no material labor union difficulties. Except as set forth in Schedule 2.14, and other than pursuant to ordinary arrangements of employment compensation, the Company is not under any obligation or liability to any officer, director or employee of the Company.

        2.15 Tax Returns and Audits. All required federal, state and local Tax Returns of the Company have been accurately prepared in all material respects and duly and timely filed, and all federal, state and local Taxes required to be paid with respect to the periods covered by such returns have been paid to the extent that the same are material and have become due, except where the failure so to file or pay could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, the Company is not and has not been delinquent in the payment of any Tax. The Company has not had a Tax deficiency assessed against it. None of the Company's federal income tax returns nor any state or local income or franchise tax returns has been audited by governmental authorities. The reserves for Taxes reflected on the Balance Sheet are sufficient for the payment of all unpaid Taxes payable by the Company with respect to the period ended on the Balance Sheet Date. There are no federal, state, local or foreign audits, actions, suits, proceedings, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns of the Company now pending, and the Company has not received any notice of any proposed audits, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns.

        2.16 Patents and Other Intangible Assets. (a) Except as set forth in
Schedule 2.16, the Company (i) owns or has the right to use, free and clear of all Liens, claims and restrictions, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing used in or necessary for the conduct of its business as now conducted or proposed to be conducted without infringing upon a claimed right of any Person under or with respect to any of the foregoing and (ii) is not obligated to make any payments by way of royalties, fees or otherwise to any owner or licensor of, any patent, trademark, service mark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business.

             (b) To the knowledge of the Company, the Company owns or has the unrestricted right to use all trade secrets, if any, including know-how, negative know-how, formulas, patterns, programs, devices, methods, techniques, inventions, designs, processes, computer programs and technical data (collectively, "intellectual property") required for the development, operation and sale of its ComfortScan product, and all related technologies and products.

        2.17 Employee Benefit Plans; ERISA. (a)Except as disclosed in Schedule
2.17 hereto, there are no "employee benefit plans" (within the meaning of Section 3(3) of the ERISA) nor any other employee benefit or fringe benefit arrangements, practices, contracts, policies or programs other than programs merely involving the regular payment of wages, commissions, or bonuses established, maintained or contributed to by the Company. The plans listed in
Schedule 2.17 hereto are hereinafter referred to as the "Employee Benefit
Plans."

             (b) All current and prior material documents, including all amendments thereto, with respect to each Employee Benefit Plan have been given to Parent and Acquisition Corp. or their advisors.

             (c) All Employee Benefit Plans are in material compliance with the applicable requirements of ERISA, the Internal Revenue Code of 1986, as amended (the "Code") and any other applicable state, federal or foreign law.

             (d) There are no pending, or to the knowledge of the Company, threatened, claims or lawsuits which have been asserted or instituted against any Employee Benefit Plan, the assets of any of the trusts or funds under the Employee Benefit Plans, the plan sponsor or the plan administrator of any of the Employee Benefit Plans or against any fiduciary of an Employee Benefit Plan with respect to the operation of such plan.

             (e) There is no pending, or to the knowledge of the Company, threatened, investigation or pending or possible enforcement action by the Pension Benefit Guaranty Corporation, the Department of Labor, the Internal Revenue Service or any other government agency with respect to any Employee Benefit Plan.

             (f) No actual, or to the knowledge of the Company contingent, liability exists with respect to the funding of any Employee Benefit Plan or for any other expense or obligation of any Employee Benefit Plan, except as disclosed on the financial statements of the Company or the Schedules to this Agreement, and to the knowledge of the Company, no contingent liability exists under ERISA with respect to any "multi-employer plan," as defined in Section 3(37) or Section 4001(a)(3) of ERISA.

        2.18 Title to Property and Encumbrances. The Company has good and valid title to all properties and assets used in the conduct of its business free of all Liens (except as set forth in Schedule 2.16) and other encumbrances, except Permitted Liens and such ordinary and customary imperfections of title, restrictions and encumbrances as could not reasonably be expected to have a Material Adverse Effect.

        2.19 Insurance Coverage. There is in full force and effect one or more policies of insurance issued by insurers of recognized responsibility, insuring the Company and its properties, products and business against such losses and risks, and in such amounts, as are customary for corporations of established reputation engaged in the same or similar business and similarly situated. No suit, proceeding or action or threat of suit, proceeding or action has been asserted or made against the Company within the last five years due to alleged bodily injury, disease, medical condition, death or property damage arising out of the function or malfunction of a product, procedure or service designed, manufactured, sold or distributed by the Company.

        2.20 Litigation. Except as disclosed in Schedule 2.20 hereto, there is no legal action, suit, arbitration or other legal, administrative or other governmental proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or its properties, assets or business. To the knowledge of the Company, Company is not in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or any governmental agency or instrumentality or arbitration authority.

        2.21 Licenses. Other than governmental approvals for (i) the Company's fifth module of its FDA pre-market approval application, and (ii) the ComfortScan device as an adjunct to mammography, the Company possesses from all appropriate governmental authorities (including, without limitation, the FDA) all material licenses, permits, authorizations, approvals, franchises and rights necessary for the Company to engage in the business currently conducted by it.

        2.22 Interested Party Transactions. Except as disclosed in Schedule 2.22 hereto, no officer, director or stockholder of the Company or any Affiliate or "associate" (as such term is defined in Rule 405 under the Securities Act) of any such Person or the Company has or has had, either directly or indirectly,
(a) an interest in any Person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by the Company or (ii) purchases from or sells or furnishes to the Company any goods or services, or (b) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected.

        2.23 Hazardous Waste. To the knowledge of the Company, there is no substance or material defined or designated as hazardous or toxic waste, material, substance or other similar term, by any environmental statute, regulation or ordinance currently in effect, on, about, or in any of the real property in which the Company now has or previously had any leasehold or ownership interest.

        2.24 Customers, Suppliers and Independent Contractors. Since the Balance Sheet Date, the Company has not been advised that any customer, supplier or independent contractor of the Company intends to terminate or materially curtail its business relationship with the Company.

        2.25 Questionable Payments. Neither the Company nor to the knowledge of the Company, any director, officer, agent, employee or other Person associated with or acting on behalf of the Company, has used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payments to government officials or employees from corporate funds; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entries on the books of record of any such corporations; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

        2.26 Obligations to or by Stockholders. Except as disclosed in Schedule 2.26, the Company has no liability or obligation or commitment to any Stockholder or any Affiliate or "associate" (as such term is defined in Rule 405 under the Securities Act) of any Stockholder, nor does any Stockholder or any such Affiliate or associate have any liability, obligation or commitment to the Company.

        2.27 Disclosure. No representation or warranty by the Company herein and no information disclosed in the schedules or exhibits hereto by the Company or in the Confidential Private Placement Memorandum, dated October 22, 2003, as supplemented (except as to information relating to Parent or Acquisition Corp.) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

     3. Representations and Warranties of Parent and Acquisition Corp. Parent and Acquisition Corp. represent and warrant to the Company as follows:

        3.1 Organization and Standing. Parent is a corporation duly organized and existing in good standing under the laws of the State of Nevada. Acquisition Corp. is a corporation duly organized and existing in good standing under the laws of the State of Delaware. Parent and Acquisition Corp. have heretofore delivered to the Company complete and correct copies of their respective Certificates of Incorporation and By-laws as now in effect. Parent and Acquisition Corp. have full corporate power and authority to carry on their respective businesses as they are now being conducted and as now proposed to be conducted and to own or lease their respective properties and assets. Neither Parent nor Acquisition Corp. has any subsidiaries (except Parent's ownership of Acquisition Corp.) or direct or indirect interest (by way of stock ownership or otherwise) in any firm, corporation, limited liability company, partnership, association or business. Parent owns all of the issued and outstanding capital stock of Acquisition Corp. free and clear of all Liens, and Acquisition Corp. has no outstanding options, warrants or rights to purchase capital stock or other equity securities of Acquisition Corp., other than the capital stock owned by Parent. Unless the content otherwise requires, all references in this Section 3 to the "Parent" shall be treated as being a reference to the Parent and Acquisition Corp. taken together as one enterprise. Each of Parent and Acquisition Corp. is, or as of the Effective Time, will be, duly qualified to conduct business as a foreign corporation and is in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification necessary, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect on Parent or Acquisition Corp., as the case may be.

        3.2 Corporate Authority. Each of Parent and/or Acquisition Corp. (as the case may be) has full corporate power and authority to enter into the Merger Documents and the other agreements to be made pursuant to the Merger Documents, and to carry out the transactions contemplated hereby and thereby. All corporate acts and proceedings required for the authorization, execution, delivery and performance of the Merger Documents and such other agreements and documents by Parent and/or Acquisition Corp. (as the case may be) have been duly and validly taken or will have been so taken prior to the Closing.

        3.3 Broker's and Finder's Fees. No person, firm, corporation or other entity is entitled by reason of any act or omission of Parent or Acquisition Corp. to any broker's or finder's fees, commission or other similar compensation with respect to the execution and delivery of this Agreement or the Certificate of Merger, or with respect to the consummation of the transactions contemplated hereby or thereby, except as disclosed in Schedule 3.3 hereto.

        3.4 Capitalization of Parent. The authorized capital stock of Parent consists of (a) 100,000,000 shares of common stock, par value $.0001 per share (the "Parent Common Stock"), of which 8,461,538 shares are issued and outstanding on the date hereof, prior to taking into consideration the issuance of Parent Common Stock in the Private Placement and the Merger, and after taking into consideration the cancellation of Parent Common Stock as indicated in
Section 6.3(i) hereof. Schedule 3.4 hereto contains a true and complete list of the name and addresses of the record owners of all of the outstanding Parent Common Stock and other Equity Securities of Parent as of the date hereof, together with the number and percentage of securities held. Parent has no outstanding options, rights or commitments to issue shares of Parent Common Stock or any other Equity Security of Parent or Acquisition Corp., and there are no outstanding securities convertible or exercisable into or exchangeable for shares of Parent Common Stock or other any Equity Security of Parent or Acquisition Corp To the best knowledge of Parent, there is no voting trust, agreement or arrangement among any of the beneficial holders of Parent Common Stock affecting the nomination or election of directors or the exercise of the voting rights of Parent Common Stock. All outstanding shares of the capital stock of Parent are validly issued and outstanding, fully paid and nonassessable, and none of such shares have been issued in violation of the preemptive rights of any person.

        3.5 Indebtedness. Neither the Parent nor Acquisition Corp. has any Indebtedness for Borrowed Money.

        3.6 Acquisition Corp. Acquisition Corp. is a wholly-owned subsidiary of Parent that was formed specifically for the purpose of the Merger and that has not conducted any business or acquired any property, and will not conduct any business or acquire any property, prior to the Closing Date, except in preparation for and otherwise in connection with the transactions contemplated by this Agreement, the Certificate of Merger and the other agreements to be made pursuant to or in connection with this Agreement and the Certificate of Merger.

        3.7 Validity of Shares. The 29,200,112 shares of Parent Common Stock to be issued at the Closing pursuant to Section 1.5(a)(ii) hereof, when issued and delivered in accordance with the terms hereof and of the Certificate of Merger, shall be duly and validly issued, fully paid and nonassessable. Based in part on the representations and warranties of the Stockholders as contemplated by
Section 4 hereof and assuming the accuracy thereof, the issuance of the Parent Common Stock upon the Merger pursuant to Section 1.5(a)(ii) will be exempt from the registration and prospectus delivery requirements of the Securities Act and from the qualification or registration requirements of any applicable state blue sky or securities laws.

        3.8 SEC Reporting and Compliance.

             (a) Parent filed a registration statement on Form SB-2 under the Securities Act which became effective on February 1, 2002 and was not withdrawn, and a registration statement on Form 10-SB under the Exchange Act, which became effective on October 15, 2001. Since October 15, 2001 and except as set forth on
Schedule 3.8, Parent has timely filed with the Commission all registration statements, proxy statements, information statements and reports required to be filed pursuant to the Exchange Act. Parent has not filed with the Commission a certificate on Form 15 pursuant to Rule 12h-3 of the Exchange Act.

             (b) Parent has delivered to the Company true and complete copies of the registration statements, information statements and other reports (collectively, the "Parent SEC Documents") filed by the Parent with the Commission. None of the Parent SEC Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein not misleading.

             (c) Except as set forth on Schedule 3.8, Parent has not filed, and nothing has occurred with respect to which Parent would be required to file, any report on Form 8-K since January 1, 2003. Prior to and until the Closing, Parent will provide to the Company copies of any and all amendments or supplements to the Parent SEC Documents filed with the Commission since January 1, 2003 and all subsequent registration statements and reports filed by Parent subsequent to the filing of the Parent SEC Documents with the Commission and any and all subsequent information statements, proxy statements, reports or notices filed by the Parent with the Commission or delivered to the stockholders of Parent.

             (d) Parent is not an investment company within the meaning of
Section 3 of the Investment Company Act.

             (e) The shares of Parent Common Stock are quoted on the Over-the-Counter (OTC) Bulletin Board under the symbol "LGIV.OB," and Parent is in compliance in all material respects with all rules and regulations of the OTC Bulletin Board applicable to it and the Parent Stock.

             (f) The Parent has complied in all material respects with the Securities Act, Exchange Act and all other applicable federal and state securities laws.

        3.9 Financial Statements. The balance sheets, and statements of income, changes in financial position and stockholders' equity contained in the Parent SEC Documents (i) have been prepared in accordance with GAAP applied on a basis consistent with prior periods (and, in the case of unaudited financial information, on a basis consistent with year-end audits), (ii) are in accordance with the books and records of the Parent, and (iii) present fairly in all material respects the financial condition of the Parent at the dates therein specified and the results of its operations and changes in financial position for the periods therein specified. The financial statements included in the Annual Report on Form 10-KSB for the fiscal year ended July 31, 2003 (the "Parent Financial Statements") are audited by, and include the related opinions of Moore Stephens Ellis Foster Ltd., Chartered Accountants, Parent's independent certified public accountants. The financial information included in the Quarterly Reports on Form 10-QSB for the quarters ended October 31, 2002, January 31, 2003, April 30, 2003 and October 31, 2003 are unaudited, but reflect all adjustments (including normally recurring accounts) that Parent considers necessary for a fair presentation of such information in accordance with GAAP.

        3.10 Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with any federal or state governmental authority on the part of Parent or Acquisition Corp. required in connection with the consummation of the Merger shall have been obtained prior to, and be effective as of, the Closing.

        3.11 Compliance with Laws and Other Instruments. The execution, delivery and performance by Parent and/or Acquisition Corp. of the Merger Documents and the consummation by them of the transactions contemplated by this Agreement: (a) will not require any authorization, consent or approval of, or filing or registration with, any court or governmental agency or instrumentality, except
(i) such as shall have been obtained prior to the Closing, (ii) the filing of the Certificate of Merger with the State of Delaware, or (iii) as set forth in
Schedule 3.11; (b) will not cause the Parent and/or Acquisition Corp. to violate or contravene (i) any provision of law, (ii) any rule or regulation of any agency or government, (iii) any order, judgment or decree of any court, or (iv) any provision of their respective Certificates of Incorporation or By-laws; (c) will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time, or both) a default under, any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other material contract, agreement or instrument to which the Parent or Acquisition Corp. is a party or by which the Parent or Acquisition Corp. or any of their respective properties are bound or affected, except where any such violation, conflict, breach or default could not reasonably be expected to have a Material Adverse Effect; and (d) will not result in the creation or imposition of any Lien upon any property or asset of the Parent or Acquisition Corp. Neither Parent nor Acquisition Corp. is in violation of, or (with or without notice or lapse of time, or both) in default under, any term or provision of their respective Certificates of Incorporation or By-laws or any indenture, loan or credit agreement, deed of trust, mortgage, security agreement, except as could not reasonably be expected to have a Material Adverse Effect on the Parent, or any other material agreement or instrument to which the Parent and/or Acquisition Corp. is a party or by which they or any of their respective properties are bound or affected.

        3.12 Binding Obligations. The Merger Documents constitute the legal, valid and binding obligations of the Parent and Acquisition Corp., and are enforceable against the Parent and Acquisition Corp., in accordance with their respective terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

        3.13 No General Solicitation. In issuing Parent Common Stock in the Merger and pursuant to the Private Placement, neither Parent nor, to its knowledge, anyone acting on its behalf has offered to sell the Parent Common Stock by any form of general solicitation or advertising.

        3.14 Absence of Undisclosed Liabilities. Neither Parent nor Acquisition Corp. has any material obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due), arising out of any transaction entered into at or prior to the Closing, except (a) as disclosed in the Parent SEC Documents, (b) to the extent set forth on or reserved against in the balance sheet of Parent as of July 31, 2003 (the "Parent Balance Sheet") or the Notes to the Parent Financial Statements, (c) current liabilities incurred and obligations under agreements entered into in the usual and ordinary course of business since July 31, 2003 (the "Parent Balance Sheet Date"), none of which (individually or in the aggregate) materially and adversely affects the financial condition of the Parent or Acquisition Corp., and (d) by the specific terms of any written agreement, document or arrangement attached as an exhibit to the Parent SEC Documents.

        3.15 Changes. Since the Parent Balance Sheet Date, except as disclosed in the Parent SEC Documents, the Parent has not (a) incurred any debts, obligations or liabilities, absolute, accrued or, to the Parent's knowledge, contingent, whether due or to become due, except for current liabilities incurred in the usual and ordinary course of business, (b) discharged or satisfied any Liens other than those securing, or paid any obligation or liability other than, current liabilities shown on the Parent Balance Sheet and current liabilities incurred since the Parent Balance Sheet Date, in each case in the usual and ordinary course of business, (c) mortgaged, pledged or subjected to Lien any of its assets, tangible or intangible, other than in the usual and ordinary course of business, (d) sold, transferred or leased any of its assets, except in the usual and ordinary course of business, (e) cancelled or compromised any debt or claim, or waived or released any right of material value, (f) suffered any physical damage, destruction or loss (whether or not covered by insurance) which could reasonably be expected to have a Material Adverse Effect on the Parent, (g) entered into any transaction other than in the usual and ordinary course of business, (h) encountered any labor union difficulties, (i) made or granted any wage or salary increase or made any increase in the amounts payable under any profit sharing, bonus, deferred compensation, severance pay, insurance, pension, retirement or other employee benefit plan, agreement or arrangement, other than in the ordinary course of business consistent with past practice, or entered into any employment agreement, (j) issued or sold any shares of capital stock, bonds, notes, debentures or other securities or granted any options (including employee stock options), warrants or other rights with respect thereto, (k) declared or paid any dividends on or made any other distributions with respect to, or purchased or redeemed, any of its outstanding capital stock, (1) suffered or experienced any change in, or condition affecting, the financial condition of the Parent other than changes, events or conditions in the usual and ordinary course of its business, none of which (either by itself or in conjunction with all such other changes, events and conditions) could reasonably be expected to have a Material Adverse Effect on the Parent, (m) made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted, (n) made or permitted any amendment or termination of any material contract, agreement or license to which it is a party, (o) suffered any material loss not reflected in the Parent Balance Sheet or its statement of income for the year ended on the Parent Balance Sheet Date, (p) paid, or made any accrual or arrangement for payment of, bonuses or special compensation of any kind or any severance or termination pay to any present or former officer, director, employee, stockholder or consultant, (q) made or agreed to make any charitable contributions or incurred any non-business expenses in excess of $5,000 in the aggregate, or (r) entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

        3.16 Tax Returns and Audits. All required federal, state and local Tax Returns of the Parent have been accurately prepared in all material respects and duly and timely filed, and all federal, state and local Taxes required to be paid with respect to the periods covered by such returns have been paid to the extent that the same are material and have become due, except where the failure so to file or pay could not reasonably be expected to have a Material Adverse Effect upon the Parent. The Parent is not and has not been delinquent in the payment of any Tax. The Parent has not had a Tax deficiency assessed against it. None of the Parent's federal income tax returns nor any state or local income or franchise tax returns has been audited by governmental authorities. The reserves for Taxes reflected on the Parent Balance Sheet are sufficient for the payment of all unpaid Taxes payable by the Parent with respect to the period ended on the Parent Balance Sheet Date. There are no federal, state, local or foreign audits, actions, suits, proceedings, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns of the Parent now pending, and the Parent has not received any notice of any proposed audits, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns.

        3.17 Employee Benefit Plans; ERISA. (a) Except as disclosed in the Parent SEC Documents, there are no "employee benefit plans" (within the meaning of Section 3(3) of ERISA) nor any other employee benefit or fringe benefit arrangements, practices, contracts, policies or programs other than programs merely involving the regular payment of wages, commissions, or bonuses established, maintained or contributed to by the Parent. Any plans listed in the Parent SEC Documents are hereinafter referred to as the "Parent Employee Benefit Plans."

             (b) Any current and prior material documents, including all amendments thereto, with respect to each Parent Employee Benefit Plan have been given to the Company or its advisors.

             (c) All Parent Employee Benefit Plans are in material compliance with the applicable requirements of ERISA, the Code and any other applicable state, federal or foreign law.

             (d) There are no pending, or to the knowledge of the Parent, threatened, claims or lawsuits which have been asserted or instituted against any Parent Employee Benefit Plan, the assets of any of the trusts or funds under the Parent Employee Benefit Plans, the plan sponsor or the plan administrator of any of the Parent Employee Benefit Plans or against any fiduciary of a Parent Employee Benefit Plan with respect to the operation of such plan.

             (e) There is no pending, or to the knowledge of the Parent, threatened, investigation or pending or possible enforcement action by the Pension Benefit Guaranty Corporation, the Department of Labor, the Internal Revenue Service or any other government agency with respect to any Parent Employee Benefit Plan.

             (f) No actual or contingent liability exists with respect to the funding of any Parent Employee Benefit Plan or for any other expense or obligation of any Parent Employee Benefit Plan, except as disclosed on the financial statements of the Parent or the

Parent SEC Documents, and to the knowledge of the Parent, no contingent liability exists under ERISA with respect to any "multi-employer plan," as defined in Section 3(37) or Section 4001(a)(3) of ERISA.

        3.18 Litigation. Except as disclosed in the Parent SEC Documents, there is no legal action, suit, arbitration or other legal, administrative or other governmental proceeding pending or, to the knowledge of the Parent, threatened against or affecting the Parent or Acquisition Corp. or their properties, assets or business. To the knowledge of the Parent, neither Parent nor Acquisition Corp. is in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or any governmental agency or instrumentality or arbitration authority.

        3.19 Interested Party Transactions. Except as disclosed in the Parent SEC Documents or on Schedule 3.19, no officer, director or stockholder of the Parent or any Affiliate or "associate" (as such term is defined in Rule 405 under the Securities Act) of any such Person or the Parent has or has had, either directly or indirectly, (a) an interest in any Person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by the Parent or (ii) purchases from or sells or furnishes to the Parent any goods or services, or (b) a beneficial interest in any contract or agreement to which the Parent is a party or by which it may be bound or affected.

        3.20 Questionable Payments. Neither the Parent, Acquisition Corp. nor to the knowledge of the Parent, any director, officer, agent, employee or other Person associated with or acting on behalf of the Parent or Acquisition Corp., has used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payments to government officials or employees from corporate funds; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entries on the books of record of any such corporations; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

        3.21 Obligations to or by Stockholders. Except as disclosed in the Parent SEC Documents or on Schedule 3.19, the Parent has no liability or obligation or commitment to any stockholder of Parent or any Affiliate or "associate" (as such term is defined in Rule 405 under the Securities Act) of any stockholder of Parent, nor does any stockholder of Parent or any such Affiliate or associate have any liability, obligation or commitment to the Parent.

        3.22 Disclosure. No representation or warranty by Parent herein and no information disclosed in the schedules or exhibits hereto by Parent contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein misleading.

     4. Additional Representations, Warranties and Covenants of the Stockholders. Promptly after the Effective Time, Parent shall cause to be mailed to each holder of record of Company Stock that was converted pursuant to Section
1.5 hereof into the right to receive Parent Common Stock a letter of transmittal ("Letter of Transmittal") in substantially the form attached hereto as Exhibit E which shall contain the following representations, warranties and covenants of such Stockholder, (i) such Stockholder has full right, power and authority to deliver such

Company Stock and Letter of Transmittal, (ii) such Stockholder has good, valid and marketable title to all shares of Company Stock indicated in such Letter of Transmittal and that such Stockholder is not affected by any voting trust, agreement or arrangement affecting the voting rights of such Company Stock, (iii) such Stockholder is an "accredited investor," as such term is defined in Regulation D under the Securities Act and that such Stockholder is acquiring Parent Common Stock for investment purposes, and not with a view to selling or otherwise distributing such Parent Common Stock in violation of the Securities Act or the securities laws of any state, and (iv) such Stockholder has had an opportunity to ask and receive answers to any questions such Stockholder may have had concerning the terms and conditions of the Merger and the Parent Common Stock and has obtained any additional information that such Stockholder has requested. Delivery shall be effected, and risk of loss and title to the Parent Common Stock shall pass, only upon delivery to the Parent (or an agent of the Parent) of (x) certificates evidencing ownership thereof as contemplated by Section 1.6 hereof (or affidavit of lost certificate), and (y) the Letter of Transmittal containing the representations, warranties and covenants contemplated by this Section 4.

    5.  Additional Agreements.

        5.1 Access and Information. The Company, Parent and Acquisition Corp. shall each afford to the other and to the other's accountants, counsel and other representatives full access, during normal business hours throughout the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records (including but not limited to tax returns) and during such period, each shall furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, provided that no investigation pursuant to this Section 6.1 shall affect any representations or warranties made herein. Each party shall hold, and shall cause its employees and agents to hold, in strict confidence, all such information (other than such information which: (i) is already in such party's possession; (ii) becomes generally available to the public other than as a result of a disclosure by such party or its directors, officers, managers, employees, agents or advisors; or (iii) becomes available to such party on a non-confidential basis from a source other than a party hereto or its advisors provided that such source is not known by such party to be bound by a confidentiality agreement with or other obligation of secrecy to a party hereto or another party until such time as such information is otherwise publicly available; provided, however, that (A) any such information may be disclosed to such party's directors, officers, employees and representatives of such party's advisors who need to know such information for the purpose of evaluating the transactions contemplated hereby (it being understood that such directors, officers, employees and representatives shall be informed by such party of the confidential nature of such information), (B) any disclosure of such information may be made as to which the party hereto furnishing such information has consented in writing, and (C) any such information may be disclosed pursuant to a judicial, administrative or governmental order or request, provided, however, that the requested party will promptly so notify the other party so that the other party may seek a protective order or appropriate remedy and/or waive compliance with this Agreement and if such protective order or other remedy is not obtained or the other party waives compliance with this provision, the requested party will furnish only that portion of such information which is legally required and will exercise its best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the information furnished). If this Agreement is terminated, each party will deliver to the other all documents and other materials

(including copies) obtained by such party or on its behalf from the other party as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof.

        5.2 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In order to obtain any necessary governmental or regulatory action or non-action, waiver, consent, extension or approval, each of Parent, Acquisition Corp. and the Company agrees to take all reasonable actions and to enter into all reasonable agreements as may be necessary to obtain timely governmental or regulatory approvals and to take such further action in connection therewith as may be necessary. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Parent, Acquisition Corp. and the Company shall take all such necessary action.

        5.3 Publicity. No party shall issue any press release or public announcement pertaining to the Merger that has not been agreed upon in advance by Parent and the Company, except as Parent reasonably determines to be necessary in order to comply with the rules of the Commission or of the principal trading exchange or market for Parent Common Stock and after reasonable advance notice to the Company.

        5.4 Appointment of Directors. Immediately following the Effective Time,
(a) Parent shall increase the size of the Board of Directors of Parent to four
(4) members and cause the persons listed as the initial directors in Exhibit D hereto to be elected to the Board of Directors of Parent, and (b) Parent shall further increase the size of its Board of Directors to six (6) members and cause the other persons listed as the directors in Exhibit D to become members of the Board of Directors of Parent; provided, however, that the actions described in clause (b) above shall take effect only upon compliance by Parent with the provisions of Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. If Parent has not filed the information required pursuant to Rule 14f-1 with the Commission prior to the Effective Time it shall file such information necessary to permit the election of all directors set forth on Exhibit D attached hereto promptly following the Effective Time. At the first annual meeting of Parent stockholders and thereafter, the affirmative vote of the holders of a majority of the shares of Parent Common Stock present or represented at each annual meeting of stockholders shall be required to elect members of Parent's Board of Directors.

        5.5 Parent Name Change and Exchange Listing. Promptly following the Effective Time, Parent shall take all required legal actions to (a) change its corporate name to DOBI Medical International, Inc. by means of a reincorporation in the State of Delaware and (b) upon satisfaction of the original listing requirements, list the Parent Stock for trading on the American Stock Exchange.

        5.6 Registration Rights Agreement. As of the Effective Time, Parent shall enter into a Registration Rights Agreement for the benefit of the Stockholders, on substantially the terms set forth in the form of agreement attached as Exhibit F.

        5.7 Strategic Consulting Agreement. As of the Effective Time, Parent shall enter into a consulting agreement with Verus Support Services Inc. ("Verus Support Services") for strategic advisory services, on substantially the terms set forth in the form of agreement attached as Exhibit G.

        5.8 Investor Relations Agreement. As of the Effective Time, Parent shall enter into an investor relations agreement with Strategic Initiatives Inc., regarding the creation and execution of a capital markets plan on substantially the terms set forth in the form of agreement attached as Exhibit H.

        5.9 Lock-Up Letters. As of the Effective Time, lock-up letters, on substantially the terms set forth in the form of lock-up letter attached as
Exhibit I hereto, shall have been executed by those Stockholders reasonably requested to do so by Parent.

        5.10 Stock Incentive Plan. Prior to the Effective Time, the Company shall establish a new incentive stock option plan or amend the Company Incentive Plan to add additional stock options so that the total number of shares of Company Common Stock authorized for issuance under the Company Incentive Plan is equal to 5,649,000. Such new incentive stock option plan or amended Company Incentive Plan shall be assumed by Parent at the Effective Time. Stock options issuable pursuant to the Company Incentive Plan shall be used for attracting and retaining employees, directors and advisors and shall be granted from time to time under the guidance and approval of Parent's Board of Directors.

        5.11 Private Placement of Parent Common Stock. As of the Effective Time, the Parent shall have completed a private placement of Parent Common Stock to accredited investors only, through a registered broker-dealer, pursuant to Regulation D and Rule 506 promulgated under the Securities Act. Assuming (a) all offers and sales by Sterling Financial Investment Group, acting as exclusive placement agent, have been or will be made only in a manner complying with the terms of the Private Placement Subscription Agreement, the Memorandum and all applicable state securities laws and similar laws, (b) the full and complete performance of covenants of Sterling Financial Investment Group as set forth in that certain Placement Agent Agreement dated October 22, 2003, between Sterling Financial Investment Group and the Company, and (c) the accuracy and completeness of the representations, warranties and information provided by investors in the Private Placement Subscription Agreements, such Private Placement shall be conducted in compliance with all federal and state securities laws and other applicable laws.

        5.12 Conversion of Class A Preferred Stock, Series 1 Notes and Series 2 Notes. As of the Effective Time, the holders of the outstanding shares of the Company's Class A Preferred Stock, outstanding indebtedness under the Series 2 Notes, and substantially all of the indebtedness outstanding under the Series 1 Notes (such that not more than $500,000 of indebtedness under the Series 1 Notes shall be outstanding at the Closing), shall either (i) have agreed and consented to convert such securities into shares of Parent Common Stock or (ii) have had such securities automatically converted into shares of Parent Common Stock pursuant to the terms of such securities.

        5.13 Approval of Certain Expenditures. Parent shall not, from the Effective Date until December 8, 2004, make any individual expenditure or related series of expenditures greater than $100,000 that has not been approved in advance by a majority of the Parent's independent directors; provided, however, that the provisions of this Section 5.13 shall apply only if, in the month prior to the month in which the expenditure is proposed to be made, there exists a cumulative negative net income variance from the amount budgeted for Parent for such cumulative period of greater than 10%. If the cumulative net income variance from the amount budgeted for the prior month cannot be estimated at the time of the expenditure, the cumulative net income variance from the previous month shall be used to make such determination. Promptly following the conclusion of each calendar month, the Parent shall make available to its Board of Directors a report setting forth all variances between the Parent's budget and actual expenditures.

    6.  Closing; Deliveries.

        6.1 Closing; Effective Date. Subject to the terms and conditions set forth herein, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place simultaneously with the execution and delivery of this Agreement, the consummation of the Private Placement, and the Effective Time (the "Closing Date"). All proceedings to be taken and all documents to be executed at the Closing, including those in connection with the Private Placement and this Agreement, shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed. The Closing shall occur at the offices of Greenberg Traurig, LLP referred to in
Section 10.1 hereof. At the Closing, Parent shall present to the Transfer Agent for delivery to each Stockholder the certificate representing the Parent Common Stock to be issued pursuant to Section 1.5(a)(ii) hereof to them pursuant to Sections 1.6 and 4 hereof. Such presentment for delivery shall be against delivery to Parent and Acquisition Corp. of the certificates, opinions, agreements and other instruments referred to in Section 6.1 below, and the certificates representing all of the Company Common Stock issued and outstanding immediately prior to the Effective Time. Parent will deliver at such Closing to the Company the officers' certificate, agreements, instruments and opinion referred to in Section 6.2 below. All of the other documents and certificates and agreements referenced in this Section 6 will also be executed as described therein. The Company and the Parent may waive compliance with any of the closing deliveries specified in this Section 6.

        6.2 Closing Deliveries of the Company. At Closing, the Company shall deliver the following documents to the Parent and Acquisition Corp.:

             (a) A certificate, dated the Closing Date, executed on the Company's behalf by its Chief Executive Officer and Chief Financial Officer, certifying the following:

                  (i) the representations and warranties of the Company under this Agreement are true and correct in all material respects on the Closing Date;

                  (ii) the Company has performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date; and

                  (iii) there does not exist on the Closing Date any Default or Event of Default or any event or condition that, with the giving of notice or lapse of time, or both, would constitute a Default or Event of Default, and since the Balance Sheet Date, there has been no change that has or will have a Material Adverse Effect on the Company, except as a result of the fees and expenses incurred in connection with the Private Placement and the transactions contemplated by this Agreement.

             (b) An opinion of Kane Kessler, P.C., New York, New York, counsel for the Company, to the effect set forth in Exhibit J hereto.

             (c) A certificate, dated the Closing Date, executed by the Company's Secretary, certifying that, except for the filing of the Certificate of Merger: (i) all consents, authorizations, orders and approvals of, and filings and registrations with, any court, governmental body or instrumentality that are required for the execution and delivery of this Agreement and the Certificate of Merger and the consummation of the Merger shall have been duly made or obtained, and all material consents by third parties that are required for the Merger have been obtained; and (ii) no action or proceeding before any court, governmental body or agency has been threatened, asserted or instituted to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the Certificate of Merger or the carrying out of the transactions contemplated by the Merger Documents.

             (d) Copies of resolutions of the Board of Directors and the stockholders of the Company, certified by the Secretary of the Company, authorizing and approving the execution, delivery and performance of this Agreement, the Merger Documents and all other documents and instruments to be delivered pursuant hereto and thereto.

             (e) A certificate of incumbency executed by the Secretary of the Company certifying the names, titles and signatures of the officers authorized to execute this Agreement and any documents referred to herein, and further certifying that the Certificate of Incorporation and By-laws of the Company delivered to Parent and Acquisition Corp. at the time of the execution of this Agreement have been validly adopted and have not been amended or modified.

             (f) All written consents, satisfactory in form and substance to Parent, from each party to the leases, contracts, instruments and other documents listed in Schedules 2.13(a) through 2.13(d) consenting to the assignment to the Surviving Corporation upon the effectiveness of the Merger, of all of the rights and interests of the Company in and to such leases, contracts, instruments and documents, except to the extent the failure to so obtain such consents could not reasonably be expected to have a Material Adverse Effect.

             (g) A certificate of the President and Chief Executive Officer of the Company certifying the satisfaction of the matters set forth in Section 5.12 hereof.

             (h) Evidence as of a recent date of the good standing and corporate existence of the Company issued by the Secretary of State of the State of Delaware and evidence that the Company is qualified to transact business as a foreign corporation and is in good standing in each state of the United States and in each other jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary.

                  (i) Such additional supporting documentation and other information with respect to the transactions contemplated hereby as Parent and Acquisition Corp., or their counsel, may reasonably request.

        6.3 Deliveries of Parent and Acquisition Corp. At Closing, the Parent and Acquisition Corp. shall deliver the following documents to the Company:

             (a) A certificate, dated the Closing Date, executed on their behalf by their respective Presidents or other duly authorized officers, certifying the following: (i) the representations and warranties of Parent and Acquisition Corp. under this Agreement are true and correct in all material respects on the Closing Date; (ii) Parent and Acquisition Corp. have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them on or before the Closing Date; and (iii) there does not exist on the Closing Date any Default or Event of Default or any event or condition, that with the giving of notice or lapse of time, or both, would constitute a Default of Event of Default, and since the Parent Balance Sheet Date, there has been no change that has or will have a Material Adverse Effect on the Parent.

             (b) An opinion of Greenberg Traurig, LLP, New York, New York, special counsel for Parent, to the effect set forth in Exhibit K hereto.

             (c) A certificate, dated the Closing Date, executed by the Secretary of each of the Parent and Acquisition Corp., certifying that, except for the filing of the Certificate of Merger: (i) all consents, authorizations, orders and approvals of, and filings and registrations with, any court, governmental body or instrumentality that are required for the execution and delivery of this Agreement and the Certificate of Merger and the consummation of the Merger shall have been duly made or obtained, and all material consents by third parties required for the Merger have been obtained; and (ii) no action or proceeding before any court, governmental body or agency has been threatened, asserted or instituted to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the Certificate of Merger or the carrying out of the transactions contemplated by any of the Merger Documents.

             (d) Copies of resolutions of Parent's and Acquisition Corp.'s respective board of directors and the sole stockholder of Acquisition Corp., certified by their respective Secretaries, authorizing and approving the execution, delivery and performance of this Agreement, the Merger Documents and all other documents and instruments to be delivered by them pursuant hereto and thereto.

             (e) A certificate of incumbency executed by the respective Secretaries of Parent and Acquisition Corp. certifying the names, titles and signatures of the officers authorized to execute this Agreement and any documents referred to herein, and further certifying that the certificates of incorporation and by-laws of Parent and Acquisition Corp. appended thereto have not been amended or modified.

             (f) A certificate of Parent's transfer agent and registrar, certifying as of the business day prior to the date any shares of Parent Common Stock are first issued in the Private Placement, and before taking into consideration the cancellation of Parent Common Stock as indicated in Section 6.3(i) hereof, a true and complete list of the names and addresses of the record owners of all of the outstanding shares of Parent Common Stock, together with the number of shares of Parent Common Stock held by each record owner.

             (g) A letter from Parent's transfer agent and registrar setting forth that the number of shares of Parent Common Stock that would be issued and outstanding as of the Closing Date after taking into consideration the cancellation of Parent Common Stock as indicated in Section 6.3(i) hereof, and after taking into consideration the Closing of the Merger and the closing of the Private Placement.

             (h) An agreement in writing from Moore Stephens Ellis Foster Ltd., Chartered Accountants, Vancouver, B.C., Canada, in form and substance reasonably satisfactory to the Company, to deliver copies of the audit opinions with respect to any and all financial statements of Parent that had been audited by such firm.

             (i) (A) the executed resignations of N. Desmond Smith ("Smith") and Keith A. Ebert ("Ebert") as directors and officers of Parent, with the director resignations to take effect only upon compliance by Parent with the provisions of Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, (B) executed releases from each of Smith and Ebert in the form attached hereto as Exhibit L, and (C) stock powers executed in blank (w) by Ebert evidencing the cancellation of 1,000,000 shares of Parent Common Stock owned by him, (x) by Graham Crabtree evidencing the cancellation of 400,000 shares of Parent Common Stock owned by him, (y) by Beverly Strench evidencing the cancellation of 200,000 shares of Parent Common Stock owned by her, and (z) by Renata Kubicek evidencing the cancellation of 138,462 shares of Parent Common Stock owned by her. (j) Written evidence of the termination of the Assignment Agreement, dated February 14, 2001, by Parent in favor of N. Desmond Smith, and the cancellation of 400,000 shares of Parent Common Stock owned by Mr. Smith.

             (k) Evidence as of a recent date of the good standing and corporate existence of each of the Parent and Acquisition Corp. issued by the Secretary of State of their respective states of incorporation and evidence that the Parent and Acquisition Corp. are qualified to transact business as foreign corporations and are in good standing in each state of the United States and in each other jurisdiction where the character of the property owned or leased by them or the nature of their activities makes such qualification necessary.

             (l) An Indemnification Agreement from Verus International Group Limited and its affiliates to Parent and the Company in the form attached hereto as Exhibit M.

             (m) Such additional supporting documentation and other information with respect to the transactions contemplated hereby as the Company or its counsel may reasonably request.

     7. Non-Survival of Representations and Warranties. The representations and warranties of the parties made in Sections 2 and 3 of this Agreement (including the Schedules to the Agreement which are hereby incorporated by reference) shall not survive beyond the Effective Time. This Section 7 shall not limit any claim for fraud, gross negligence or willful misconduct. Nothing in this Section 7 shall impair or alter any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     8. Amendment of Agreement. This Agreement and the Certificate of Merger may be amended or modified at any time in all respects by an instrument in writing executed (i) in the case of this Agreement by the parties hereto and
(ii) in the case of the Certificate of Merger by the parties thereto.

     9. Definitions. Unless the context otherwise requires, the terms defined in this Section 9 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

          "Acquisition Corp." means DOBI Acquisition Corp., a Delaware corporation.

          "Affiliate" shall mean any Person that directly or indirectly controls, is controlled by, or is under common control with, the indicated Person.

          "Agreement" shall mean this Agreement.

          "Balance Sheet" and "Balance Sheet Date" shall have the meanings assigned to such terms in Section 2.10 hereof.

          "Certificate of Merger" shall have the meaning assigned to it in the second recital of this Agreement.

          "Class A Preferred Stock" shall have the meaning assigned to such term in Section 1.5(a)(ii) hereof.

          "Closing" and "Closing Date" shall have the meanings assigned to such terms in Section 11 hereof.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Commission" shall mean the U.S. Securities and Exchange Commission.

          "Company Common Stock" shall mean the common stock, par value $.001 per share, of the Company.

          "Company" shall mean DOBI Medical Systems, Inc., a Delaware corporation.

          "Company Incentive Plan" shall have the meaning assigned to it in
Section 1.7 hereof.

          "Company Stock" shall mean the Company Common Stock and Class A Preferred Stock.

          "Company Warrants" shall have the meaning assigned to it in Section 1.7(b).

          "Condition of Parent" shall have the meaning assigned to it in Section
3.2 hereof.

          "Default" shall mean a default or failure in the due observance or performance of any covenant, condition or agreement on the part of the Company to be observed or performed under the terms of this Agreement if such default or failure in performance shall remain unremedied for ten (10) days after receipt of written notice of such default.

          "DGCL" shall mean the General Corporation Law of the State of Delaware.

          "Effective Time" shall have the meaning assigned to it in Section 1.2 hereof.

          "Employee Benefit Plans" shall have the meaning assigned to it in
Section 2.17 hereof.

          "Equity Security" shall mean any stock or similar equity security of an issuer or any security (whether stock or Indebtedness for Borrowed Money) convertible, with or without consideration, into any stock or similar equity security, or any security (whether stock or Indebtedness for Borrowed Money) carrying any warrant or right to subscribe to or purchase any stock or similar equity security, or any such warrant or right.

          "ERISA" shall mean the Employee Retirement Income Securities Act of 1974, as amended.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Event of Default" shall mean (a) the failure of the Company to pay any Indebtedness for Borrowed Money, or any interest or premium thereon, within five (5) days after the same shall become due, whether such Indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, (b) an event of default under any material agreement or instrument evidencing or securing or relating to any such Indebtedness, or (c) the failure of the Company to perform or observe any material term, covenant, agreement or condition on its part to be performed or observed under any agreement or instrument evidencing or securing or relating to any such Indebtedness when such term, covenant or agreement is required to be performed or observed.

          "GAAP" shall mean generally accepted accounting principles in the United States, as in effect from time to time.

          "Indebtedness" shall mean any obligation of the Company which under generally accepted accounting principles is required to be shown on the balance sheet of the Company as a liability, excluding however, accounts payable, accrued expenses and other short term liabilities.

          "Indebtedness for Borrowed Money" shall mean (a) all Indebtedness in respect of money borrowed including, without limitation, Indebtedness which represents the unpaid amount of the purchase price of any property and is incurred in lieu of borrowing money or using available funds to pay such amounts and not constituting an account payable or expense accrual incurred or assumed in the ordinary course of business of the Company, (b) all Indebtedness evidenced by a promissory note, bond or similar written obligation to pay money, or (c) all such Indebtedness guaranteed by the Company or for which the Company is otherwise contingently liable.

          "Investment Company Act" shall mean the Investment Company Act of 1940, as amended.

          "Letter of Transmittal" shall have the meaning assigned to it in
Section 4 hereof.

          "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by statute or other law.

          "Material Adverse Effect" shall have the meaning assigned to it in
Section 2.2 hereof.

          "Merger" shall have the meaning assigned to it in Section 1.1 hereof.

          "Merger Documents" shall have the meaning assigned to it in Section
2.6 hereof.

          "Parent" shall mean Lions Gate Investment Limited, a Nevada corporation.

          "Parent Balance Sheet Date" shall have the meaning assigned to it in
Section 3.14 hereof.

          "Parent Common Stock" shall mean the common stock, par value $.0001 per share, of Parent.

          "Parent Employee Benefit Plans" shall have the meaning assigned to it in Section 3.17 hereof.

          "Parent Financial Statements" shall have the meaning assigned to it in
Section 3.9 hereof.

          "Parent SEC Documents" shall have the meaning assigned to it in
Section 3.8 hereof.

          "Parent Warrants" shall have the meaning assigned to it in Section 1.7(c) hereof.

          "Permitted Liens" shall mean (a) Liens for taxes and assessments or governmental charges or levies not at the time due or in respect of which the validity thereof shall currently be contested in good faith by appropriate proceedings; (b) Liens in respect of pledges or deposits under workmen's compensation laws or similar legislation, carriers', warehousemen's, mechanics', laborers' and materialmens' and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings; and (c) Liens incidental to the conduct of the business of the Company that were not incurred in connection with the borrowing of money or the obtaining of advances or credits and which do not in the aggregate materially detract from the value of its property or materially impair the use made thereof by the Company in its business.

          "Person" shall include all natural persons, corporations, business trusts, associations, limited liability companies, partnerships, joint ventures and other entities and governments and agencies and political subdivisions.

          "Private Placement" shall mean the private offering of shares of Parent Stock pursuant to the terms of the Term Sheet.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Series 1 Notes" and "Series 2 Notes" shall have the meanings assigned to each of them in Section 1.5(a) (ii) hereof.

          "Stockholders" shall mean all holders of capital stock or other securities of the Company.

          "Surviving Corporation" shall have the meaning assigned to it in
Section 1.1 hereof.

          "Tax" or "Taxes" shall mean (a) any and all taxes, assessments, customs, duties, levies, fees, tariffs, imposts, deficiencies and other governmental charges of any kind whatsoever (including, but not limited to, taxes on or with respect to net or gross income, franchise, profits, gross receipts, capital, sales, use, ad valorem, value added, transfer, real property transfer, transfer gains, transfer taxes, inventory, capital stock, license, payroll, employment, social security, unemployment, severance, occupation, real or personal property, estimated taxes, rent, excise, occupancy, recordation, bulk transfer, intangibles, alternative minimum, doing business, withholding and stamp), together with any interest thereon, penalties, fines, damages, costs, fees, additions to tax or additional amounts with respect thereto, imposed by the United States or other applicable jurisdiction; (b) any liability for the payment of any amounts described in clause (a) as a result of being a member of an affiliated, consolidated, combined, unitary or similar group or as a result of transferor or successor liability, including, without limitation, by reason of Regulation section 1.1502-6; and (c) any liability for the payments of any amounts as a result of being a party to any Tax Sharing Agreement or as a result of any express or implied obligation to indemnify any other Person with respect to the payment of any amounts of the type described in clause (a) or (b).

          "Tax Return" shall include all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns (including Form 1099 and partnership returns filed on Form 1065) required to be supplied to a Tax authority relating to Taxes.

          "Term Sheet" shall have the meaning assigned to it in Section 10.2 hereof.

    10.   Miscellaneous.

          10.1 Notices. Any notice, request or other communication hereunder shall be given in writing and shall be served either personally by overnight delivery or delivered by mail, certified return receipt and addressed to the following addresses:

       If to Parent
       or Acquisition Corp.:     Lions Gate Investment Limited
                                 P.O. Box 86020
                                 2106-33rd Avenue S.W.
                                 Calgary, Alberta T2T 120, Canada
                                 Attention:  Mr. Keith Ebert, Secretary

       With a copy to:           Greenberg Traurig, LLP
                                 200 Park Avenue, 14th Floor
                                 New York, New York  10166
                                 Attention:  Spencer G. Feldman, Esq.

       If to the Company:        DOBI Medical Systems, Inc.
                                 1200 MacArthur Boulevard
                                 Mahwah, New Jersey 07430
                                 Attention:  Mr. Phillip C. Thomas, Chief
                                             Executive Officer

       With a copy to:           Kane Kessler, P.C.
                                 1350 Avenue of the Americas
                                 New York, New York  10019
                                 Attention:  Jeffrey S. Tullman, Esq.


          Notices shall be deemed received at the earlier of actual receipt or three (3) business days following mailing. Counsel for a party (or any authorized representative) shall have authority to accept delivery of any notice on behalf of such party.

          10.2 Entire Agreement. This Agreement, including the schedules and exhibits attached hereto and other documents referred to herein, contains the entire understanding of the parties hereto with respect to the subject matter hereof. Except for the Mutual Confidentiality and Non-Disclosure Agreement, dated July 24, 2003, among the Company, Verus International Group Limited and Verus Support Services Inc., this Agreement supersedes all prior agreements and undertakings between the parties with respect to such subject matter, including, without limitation, that certain Summary of Terms and Conditions for Merger and Private Placement (the "Term Sheet"), dated August 5, 2003, between Verus International Group Limited, Verus Support Services and the Company.

          10.3 Expenses. Each party shall bear and pay all of the legal, accounting and other expenses incurred by it in connection with the transactions contemplated by this

Agreement; provided that the Company shall assume and pay out-of-pocket legal, travel and printing fees and expenses for Parent and Verus, which shall not exceed $250,000.

          10.4 Time. Time is of the essence in the performance of the parties' respective obligations herein contained.

          10.5 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          10.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and heirs; provided, however, that the Company shall not directly or indirectly transfer or assign any of its rights hereunder in whole or in part without the written consent of Parent, which shall not be unreasonably withheld, and any such transfer or assignment without said consent shall be void.

          10.7 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and benefit of the parties hereto, their successors, assigns and heirs, and no other Person shall have any right or action under this Agreement.

          10.8 Counterparts. This Agreement may be executed in one or more counterparts, with the same effect as if all parties had signed the same document. Each such counterpart shall be an original, but all such counterparts together shall constitute a single agreement.

          10.9 Recitals, Schedules and Exhibits. The Recitals, Schedules and Exhibits to this Agreement are incorporated herein and, by this reference, made a part hereof as if fully set forth herein.

          10.10 Section Headings and Gender. The Section headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural, and vice versa, whenever and as often as may be appropriate.

          10.11 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware. This Agreement and the transactions contemplated hereby shall be subject to the exclusive jurisdiction of the courts of New Castle County, Delaware. The parties to this Agreement agree that any breach of any term or condition of this Agreement or the transactions contemplated hereby shall be deemed to be a breach occurring in the State of Delaware by virtue of a failure to perform an act required to be performed in the State of Delaware. The parties to this Agreement irrevocably and expressly agree to submit to the jurisdiction of the courts of the State of Delaware for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby, or any judgment entered by any court in prospect hereof brought in New Castle County, Delaware, and further irrevocably waive any claim that any suit, action or proceeding brought in New Castle County, Delaware has been brought in an inconvenient forum. With respect to any action before the above courts, the parties hereto agree to service of process by certified or registered United States mail, postage prepaid, addressed to the party in question.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be binding and effective as of the day and year first above written.


                                PARENT:

                                LIONS GATE INVESTMENT LIMITED


                                By:/s/Keith A. Ebert
                                   --------------------------------
                                      Name:  Keith A. Ebert
                                      Title: Chief Financial Officer,
                                             Secretary and Treasurer

                                ACQUISITION CORP.:

                                DOBI ACQUISITION CORP.


                                By:/s/Keith A. Ebert
                                   --------------------------------
                                      Name:  Keith A. Ebert
                                      Title: President

                                THE COMPANY:

                                DOBI MEDICAL SYSTEMS, INC.


                                By:/s/Phillip C. Thomas
                                   --------------------------------
                                      Name:  Phillip C. Thomas
                                      Title: Chief Executive Officer